UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2016
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FIBROCELL SCIENCE, INC.
(Exact Name of Registrant as Specified in its Charter)
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DELAWARE	001-31564	87-0458888
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA 19341
(Address of principal executive offices and zip code)

(484) 713-6000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 2.02 Results of Operations and Financial Condition.

On January 8, 2016, Fibrocell Science, Inc. (“Fibrocell”) reported a preliminary, unaudited estimate of approximately $29.3 million in cash and cash equivalents as of December 31, 2015. Fibrocell’s actual cash and cash equivalents as of December 31, 2015 may differ from this estimate due to the completion of its closing procedures with respect to the fourth quarter ended December 31, 2015, final adjustments and other developments that may arise between now and the time the financial results for the quarter are finalized, and does not reflect the payment of the $10 million up-front technology access fee pursuant to its previously announced Exclusive Channel Collaboration Agreement with Intrexon dated December 31, 2015, as this fee was paid after year-end.

Item 7.01 Regulation FD Disclosure.

Development Program Update

On January 8, 2016, Fibrocell announced that:

•	patient dosing in its Phase II clinical trial of azficel-T for chronic dysphonia has been completed; and

•	the toxicology study previously requested by the U.S. Food and Drug Administration in connection with Fibrocell’s Investigational New Drug application for FCX-007 has been initiated.

Corporate Presentation

Also, on January 8, 2016, Fibrocell posted an updated Corporate Presentation on its website www.fibrocell.com. A copy of the presentation is furnished hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

99.1	Corporate Presentation dated January 8, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Fibrocell Science, Inc.
By:	/s/ Keith A. Goldan
Keith A. Goldan
SVP and Chief Financial Officer
Date: January 8, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Corporate Presentation dated January 8, 2016